EX-10.2

BOARD REPRESENTATION AGREEMENT

This BOARD REPRESENTATION AGREEMENT (this “Agreement”) is made and entered into as of October 26, 2016, between LONESTAR RESOURCES US INC., a Delaware corporation (the “Company”) and EF REALISATION COMPANY LIMITED, a Guernsey company (the “Stockholder”).

RECITALS:

WHEREAS, the Stockholder, through its wholly-owned subsidiary EFR GUERNSEY HOLDING LIMITED, a Guernsey company, indirectly holds 4,174,259 shares of Common Stock (as defined below) and is a majority stockholder of the Company.

WHEREAS the board of directors of the Company (the “Board”) and the Stockholder have determined that, in order to ensure the orderly nomination of directors of the Company, the entering into and executing this Board Representation Agreement is in the best interest of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.	Board Representation Rights

(a)Subject to the terms and conditions of this Agreement and provided that the Stockholder together with its Affiliates Beneficially Owns 15.0% or greater of the Outstanding Equity, the Stockholder shall have the right (but not the obligation) to nominate up to, but not more than, two designees (each, a “Designee” and collectively, the “Designees”) to serve on the Board. Subject to the terms and conditions of this Agreement and provided that the Stockholder together with its Affiliates Beneficially Owns 10.0% or greater of the Outstanding Equity, but less than 15.0% of the Outstanding Equity, the Stockholder shall have the right (but not the obligation) to nominate up to, but not more than, one Designee to serve on the Board. Other than as provided for in this Agreement, for so long as it holds 10.0% or greater of the Outstanding Equity, the Stockholder shall not nominate additional directors to serve on the Board. The initial Designees shall be John Murray and Chris Rowland, who shall be appointed by the Board on the date hereof, through the filling of any vacancy on the Board and/or through an increase in the size of the Board. The maximum size of the Board shall be fixed at nine directors, including the Designees.

(b)One Designee, as directed by the Stockholder, shall serve on each committee of the Board that shall exist from time to time, provided, however, that this requirement shall not apply in the event that such appointment would contravene any applicable rule of The NASDAQ Stock Market or the Securities Exchange Commission or applicable provision of the Securities Exchange Act of 1934, as amended.

(c)If a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of any Designee, then the Stockholder shall have the right to designate a replacement director. To exercise its director designation right, the Stockholder shall recommend to the Nominating and Corporate Governance Committee a director candidate to fill such vacancy. Each Designee recommended pursuant to this Section 1(c) shall be qualified to serve as a director under the Delaware General Corporation Law (any such Designee, an “Eligible Designee”). The Nominating and Corporate Governance Committee shall evaluate the Designee candidate and recommend their appointment to the Board; provided, however, if the Nominating and Corporate Governance Committee determines in good faith and consistent with its fiduciary duties that a Designee candidate is not an Eligible Designee, the Nominating and Corporate Governance Committee may, in its reasonable discretion, reject such Designee. In such event, the Stockholder shall nominate an alternative Designee for the Nominating and Corporate Governance Committee’s evaluation, such process to continue until a Designee is determined to be an Eligible Designee by the Nominating and Corporate Governance Committee, acting in good faith and consistent with its fiduciary duties. The Board shall appoint, upon the recommendation of the Nominating and Corporate Governance Committee, such Designee to fill the vacancy. The Board shall approve, upon the recommendation of the Nominating and Corporate Governance Committee, the inclusion of the Designees for election or reelection, as the case may be, at such meeting in its slate of designees in the proxy materials it distributes to its stockholders, shall recommend that the Company’s stockholders vote in favor of such Designees, shall solicit proxies from the Company’s stockholders for the election of such Designees at such meeting, and shall otherwise support such Designees for election in a manner consistent with the manner in which the Company supports its other candidates recommended by the Board for election at such meeting.

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(d)In the event that the Stockholder shall own 15.0% or less of the Outstanding Equity, it shall direct one Designee to offer his or her resignation from the Board. In the event that the Stockholder shall own 10.0% or less of the Outstanding Equity, its remaining Designee shall offer his or her resignation from the Board.

(e)In addition, the Stockholder may at any time cause the removal of any Designee nominated by it from the Board, with or without cause, by directing such Designee to offer his or her resignation from the Board. The Board shall accept any Designee’s resignation offer.

(f)If a Designee directed to offer his or her resignation pursuant to this Section does not offer his or her resignation from the Board, then the Board shall remove such Designee as a member of the Board by majority vote.

(g)A Designee shall be entitled to the same compensation paid and expense reimbursement payable to other non-employee directors. At all times while a Designee is serving as a member of the Board, and following any such Designee’s death, disability, retirement, resignation or removal, such Designee shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board.

(h)The Company and the Board shall not amend, and shall not permit the amendment of, the Bylaws or Certificate of Incorporation of the Company in any manner that would, or would be reasonably likely to, have an adverse effect on the board representation rights of the Stockholder as set forth in such amendment and this Agreement.

(i)For the avoidance of doubt, the provisions of this Agreement shall not limit any rights the Stockholder may have as a stockholder of the Company pursuant to Delaware law, the Certificate of Incorporation or the Bylaws.

Section 2.	Definitions

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Company’s Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

“Common Stock” means the Class A Voting Common Stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Director” means a duly elected member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Outstanding Equity” means, at any time, the issued and outstanding Common Stock of the Company.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Laws” means the Securities Act and the Exchange Act, and the rules promulgated thereunder.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

Section 3.	Miscellaneous

(a)Effectiveness. This Agreement shall be effective upon execution

(b)Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(c)No Recourse; No Participant Duties. The Company and the Stockholder agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when the Stockholder takes any action under this Agreement to give or withhold its consent, it shall have no duty (fiduciary or other) to consider the interests of the Company or other stockholders of the Company and may act exclusively in its own interest and shall have no duty to act in good faith; provided that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(d)Assignment. This Agreement and all of the provisions hereof may be assigned, without the consent of the Company, by the Stockholder to, and shall inure to the benefit of, any purchaser, transferee or assignee of shares of Common Stock held by the Stockholder in an amount equal to 25.0% or greater of the Outstanding Equity (a “Permitted Assign”), unless the Stockholder specifies otherwise in connection with a particular transfer of Common Stock, and any such Permitted Assign shall take such shares of Common Stock subject to, and shall be bound by, the terms of this Agreement; provided in each instance that the Permitted Assign assumes in writing the obligations of the Stockholder under this Agreement. In the event of an assignment of this Agreement to a Permitted Assign, the Permitted Assign shall be deemed to be a Stockholder for purposes of this Agreement. In the event the Stockholder transfers less than all of its shares of Common Stock to a given Permitted Assign, it shall continue to be deemed a Stockholder for purposes of this Agreement.  In such event, the Stockholder and Permitted Assign shall agree between themselves the allocation of the right to nominate Designees pursuant to Section 1. For the avoidance of doubt, no more than two Designees nominated pursuant to this Agreement and any assignments hereof to Permitted Assigns may serve at any one time on the Board.

(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(f)No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(g)Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given (w) on the date of delivery if delivered personally, (x) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (y) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (z) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(h)Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this

EX-10.2

Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

(i) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

(j)Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(k)Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

(l)Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(m)Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(o)Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

LONESTAR RESOURCES US INC.

By:/s/ Frank D. Bracken III
Name: Frank D. Bracken III
Title: Chief Executive Officer

EF REALISATION COMPANY LIMITED

By:/s/ Martin Nègre
Name: Martin Nègre
Title: Chairman